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                                                                    EXHIBIT 23.1

                                             CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Paine Webber Group Inc. pertaining to the Paine Webber Group Inc. Equity Plus Program of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          Ernst & Young LLP

New York, New York
November 3, 1998